UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2017

Rave Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Missouri	0-12919	45-3189287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas 75056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (469) 384-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification of Rights of Security Holders

On November 6, 2017, Rave Restaurant Group, Inc. (the “Company”) and Securities Transfer Corporation (“STC”), executed a Supplemental Indenture Number 1 dated as of October 31, 2017, amending that certain Indenture dated as of March 3, 2017, between the Company, as Issuer, and STC, as Trustee, with respect to the 4% Convertible Senior Notes Due 2022 (the “Notes”) of the Company. Supplemental Indenture Number 1 amends the original Indenture so as to cause the Notes to be convertible on a monthly rather than quarterly basis. All other provisions of the original Indenture remain in full force and effect.

The foregoing description is qualified in its entirety by reference to the Supplemental Indenture Number 1 filed as Exhibit 4.1 hereto and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits.

4.1	Supplemental Indenture Number 1 dated as of October 31, 2017, between Rave Restaurant Group, Inc. and Securities Transfer Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAVE RESTAURANT GROUP, INC.

Date: November 9, 2017	By:	/s/ TIMOTHY E. MULLANY
Timothy E. Mullany,
Chief Financial Officer